UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2018, First Commonwealth Financial Corporation (the “Company”) held its annual meeting of shareholders. The final voting results for each of the matters submitted to a vote of security holders during the annual meeting are set forth below.

1. Election of Directors	For	Withheld	Abstain	Broker Non-Vote
Julie A. Caponi	70,934,611	1,302,171	0	12,051,616
Ray T. Charley	70,731,346	1,505,436	0	12,051,616
Gary R. Claus	71,112,077	1,124,705	0	12,051,616
David S. Dahlmann	70,654,385	1,582,397	0	12,051,616
Johnston A. Glass	70,859,823	1,376,959	0	12,051,616
Jon L. Gorney	71,102,983	1,133,799	0	12,051,616
David W. Greenfield	70,936,811	1,299,971	0	12,051,616
Bart E. Johnson	71,099,233	1,137,549	0	12,051,616
Luke A. Latimer	58,822,282	13,414,500	0	12,051,616
T. Michael Price	70,944,550	1,292,232	0	12,051,616
Laurie S. Singer	70,360,483	1,876,299	0	12,051,616
Robert J. Ventura	70,825,284	1,411,498	0	12,051,616
Stephen A. Wolfe	71,093,244	1,143,538	0	12,051,616

The directors named above were each elected to terms expiring in 2018.

	For	Against	Abstain
2. Ratification of KPMG LLP as independent registered public accountants	83,018,722	1,128,695	140,981

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved.

	For	Against	Abstain	Broker Non-Vote
3. Approval of the advisory vote on executive compensation	68,496,546	3,145,676	594,560	12,051,616

Shareholders approved, by an advisory vote, the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2018
FIRST COMMONWEALTH FINANCIAL CORPORATION

By: /s/ James R. Reske
Name: James R. Reske
Title: Executive Vice President, Chief
Financial Officer and Treasurer